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Aviat Networks Provides Plan to Lower Costs and Expenses to Better Position Company for Future Profitability
Aviat Networks Enters into a Strategic Managed Services Agreement with a Key Customer
Aviat Networks Updates 2QFY14 Revenue Guidance
SANTA CLARA, Calif. - January 14, 2014 - Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today summarized cost reduction plans that are expected to better position Aviat Networks for current and future demand cycles. In addition, Aviat Networks summarized the expected impact of a managed services agreement with a key customer, updated guidance for revenue in the second quarter of fiscal 2014 and announced the date and dial-in information for its next earnings call.
Aviat Networks management is developing a plan to lower quarterly non-GAAP operating expense to approximately $28 million for the fourth quarter of fiscal 2014. Both fixed and variable costs are being examined. Cost savings are expected from efforts to consolidate the Aviat Networks’ supply chain and locations globally, focus its selling efforts, leverage a single technology platform, and simplify its back office operations. Management currently expects the annual savings of these efforts to be approximately $12 million to $14 million entering fiscal year 2015. After presenting to the Board of Directors and finalizing the plan, management will disclose additional details in filings with the Securities and Exchange Commission in the upcoming weeks.
Aviat Networks is entering into a managed services agreement with a key customer. The agreement is expected to solidify Aviat Networks’ relationship with this key customer as Aviat Networks provides a broader set of value-added services including network design and planning services, inventory and spares management and warehousing services in an Aviat-controlled facility. Although invoicing and cash collections are triggered by the shipment of equipment from Aviat’s factory, the arrangement will change the timing of revenue recognition as equipment is expected to temporarily reside in an Aviat-controlled warehouse. As a result, Aviat Networks expects to defer approximately $5 million in second quarter of fiscal 2014 revenue. As the Company defers revenue on this agreement, reported revenue will be impacted. The net impact on deferred revenue related to this agreement is expected to stabilize within the next three to four quarters. Other than the items noted above, the commercial terms and conditions for this key account remain substantially unchanged.
Including the deferred revenue impact of the managed services agreement, Aviat Networks is lowering its expected second quarter of fiscal 2014 revenue to a range of $83 million to $87 million due to lower than expected customer orders in Africa. Management’s prior revenue guidance of $100 million to $107 million for the second quarter of fiscal 2014 explicitly excluded any impact from the managed services agreement. Although the change in revenue is expected to impact earnings per share, Aviat Networks is unable to quantify the expected impact at this time.
Aviat Networks ended the second quarter of fiscal 2014 with a cash balance of $63 million. Cash was impacted by a $13 million tax payment to a foreign jurisdiction. Aviat Networks continues to appeal this decision.

Today's announcement is based on management's preliminary analysis of operations for the quarter ended December 27, 2013. Aviat Networks will report complete second quarter of fiscal 2014 financial results after the market closes on January 30, 2014. No further financial information for the second quarter of fiscal 2014 will be provided prior to that date.
Aviat Networks will host a conference call at 4:30 p.m. ET on January 30, 2014 to discuss its financial results for the second quarter of fiscal 2014. To listen to the live conference call, please dial 480-629-9712 or toll free at 877-941-2068, access code 4662815, by 4:20 p.m. ET. A replay also will be available starting approximately one hour after the completion of the call until February 6, 2014. To access the replay, dial 303-590-3030 or toll free at 800-406-7325, access code 4662815. Investors are invited to listen via webcast, which will be broadcast live and via replay at http://investors.aviatnetworks.com/events.cfm.
About Aviat Networks, Inc.
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, including all statements about Aviat Networks’ efforts to reduce costs, expectations regarding revenue in the second quarter of fiscal year 2014 and the reasons therefor, and managed services relationship with a key customer and impact thereof, as well as other statements identified by the use of forward-looking terminology, including "anticipates," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continues," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	continued price erosion as a result of increased competition in the microwave transmission industry

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 23, 2013 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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Investor Relations:
Peter Salkowski, Aviat Networks, Inc., (408) 567-7117, investorinfo@aviatnet.com